     As filed with the Securities and Exchange Commission on October 1, 1999
                                                              File No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       EQUITY RESIDENTIAL PROPERTIES TRUST
             (Exact name of Registrant as specified in its charter)

            Maryland                                    13-3675988
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

  Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 (312) 474-1300
                    (Address of Principal Executive Offices)

                           LEXFORD SUBSTITUTE OPTIONS
                            (Full Title of the Plan)

                               Douglas Crocker II
                      President and Chief Executive Officer
                      Two North Riverside Plaza, Suite 400
                             Chicago, Illinois 60606
                     (Name and Address of Agent for Service)

                                 (312) 474-1300
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            William C. Hermann, Esq.
                                 Rudnick & Wolfe
                            203 North LaSalle Street,
                                   Suite 1800
                             Chicago, Illinois 60601

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed Maximum       Proposed Maximum
                                                  Amount to be         Offering Price            Aggregate            Amount of
    Title of Securities to be Registered           Registered           Per Share (1)       Offering Price (1)    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest,
$.01 par value.........................           84,946              $30.72                $2,609,542            $726
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the amount of the registration fee based upon the weighted average price at which the options may be exercised, pursuant to Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

         (a)   Annual Report on Form 10-K for the year ended December 31, 1998;

         (b) Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 1999 and June 30, 1999;

         (c) Current Reports on Form 8-K dated June 25, 1998, July 23, 1998, (report on Form 8-K and Form 8 K/A), February 24, 1999 and June 30, 1999 (two reports on Form 8-K); and

         (d)   Report on Form 8-A/A dated August 10, 1993 (File No. 1-12252).

         All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Errol R. Halperin, a partner at Rudnick & Wolfe, is a trustee of the Registrant. Attorneys of Rudnick & Wolfe beneficially own less than 1% of the outstanding Common Shares of Beneficial Interest of the Registrant, either directly or upon the exercise of options.

ITEM 6.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

         Under Maryland law, a REIT organized in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of its trustees, officers and shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by final judgment as being material to the cause of action. The Declaration of Trust of EQR includes such a provision eliminating the liability of its trustees, officers and shareholders to the maximum extent permitted by Maryland law.

         The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to trustees and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

         The partnership agreements of ERP Operating Limited Partnership, of which the Registrant is the general partner, and Equity Residential Properties Management Limited Partnership (the "Management Partnership") of which the Operating Partnership is general partner, also provide for indemnification of the Registrant and its officers and trustees to the same extent indemnification is provided to officers and trustees of the Registrant in its declaration of trust, and limit the liability of the Registrant and its officers and trustees to the Operating Partnership and the Management Partnership and their respective partners to the same extent the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant's declaration of trust.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

         PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 1, 1999.

                       EQUITY RESIDENTIAL PROPERTIES TRUST

                  By:      /s/ Douglas Crocker II
                          -----------------------------------------
                          Douglas Crocker II, President, Chief Executive Officer and Trustee

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II, David Neithercut and Bruce C. Strohm, or any of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                     Title                                              Date
----                                     -----                                              ----
                                         Chairman of the Board of Trustees                  October 1, 1999
------------------------------------
Samuel Zell

/s/ Douglas Crocker II                   President, Chief Executive Officer and Trustee     October 1, 1999
------------------------------------
Douglas Crocker II

/s/ David J. Neithercut                  Executive Vice President and Chief Financial       October 1, 1999
------------------------------------     Officer
David J. Neithercut

/s/ Michael J. McHugh                    Executive Vice President, Chief Accounting         October 1, 1999
------------------------------------     Officer and Treasurer
Michael J. McHugh

/s/ Gerald A. Spector                    Executive Vice President, Chief Operating          October 1, 1999
------------------------------------     Officer and Trustee
Gerald A. Spector

/s/ Sheli Z. Rosenberg                   Trustee                                            October 1, 1999
------------------------------------
Sheli Z. Rosenberg

/s/ James D. Harper, Jr.                 Trustee                                            October 1, 1999
------------------------------------
James D. Harper, Jr.

/s/ Errol R. Halperin                    Trustee                                            October 1, 1999
------------------------------------
Errol R. Halperin

/s/ John  W. Alexander                   Trustee                                            October 1, 1999
------------------------------------
John Alexander

/s/ B. Joseph White                      Trustee                                            October 1, 1999
------------------------------------
B. Joseph White

/s/ Henry H. Goldberg                    Trustee                                            October 1, 1999
------------------------------------
Henry H. Goldberg

/s/ Edward Lowenthal                     Trustee                                            October 1, 1999
------------------------------------
Edward Lowenthal




/s/ Jeffrey H. Lynford                   Trustee                                            October 1, 1999
------------------------------------
Jeffrey H. Lynford

/s/ Stephen O. Evans                     Trustee                                            October 1, 1999
------------------------------------
Stephen O. Evans

/s/ Boone A. Knox                        Trustee                                            October 1, 1999
------------------------------------
Boone A. Knox

/s/ Michael N. Thompson                  Trustee                                            October 1, 1999
------------------------------------
Michael N. Thompson

                                  EXHIBIT INDEX

                                                                                                    Sequentially
        Exhibit                                            Exhibit                                    Numbered
        Number                                           Description                                    Page
        ------                                           -----------                                ------------
         4.1               *    Second Amended and Restated Declaration of Trust, as amended

         4.2              **    Amendment  to Second  Amended  and  Restated  Declaration  of
                                Trust, as amended

         4.3              ***   Third Amended and Restated Bylaws

         5                      Opinion of Ballard Spahr Andrews & Ingersoll, LLP

         23.1                   Consent of Ernst & Young LLP

         23.2                   Consent of Arthur Andersen LLP

         23.3                   Consent of Ballard Spahr  Andrews & Ingersoll,  LLP (included in Exhibit 5)

         24                     Power of  Attorney  (filed as part of the  signature  page to the Registration Statement)

-------------------
* Included as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.
** Included as Exhibit A to Appendix B to the Registrant's Proxy Statement dated August 27, 1999 and incorporated herein by reference.
*** Included as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 and incorporated herein by reference.